AAL Variable Annuity Application

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New Account Information
The Variable Annuity Owner / Applicant must provide the following information to meet insurance and securities industry rules designed for customer protection.
This information is confidential and is only for the use of AAL and its affiliated companies.

Section A - Personal Information

Name of owner / applicant (print title, first, middle, last, and suffix name, as applicable)
Birthdate (mo/day/yr)
Are you a U.S. citizen? (yes/no checkboxes)
Yes
         Other citizenship description
No

(checkboxes)
Single
Divorced
Divorce Pending
Married
Widowed
Separated

Number of dependents under age 18

Employer name
Employer street address
City
State
ZIP Code

Occupation: (checkboxes)
Labor / Trades
Office / Retail
Manager / Sales
Professional
Retired
Student
Unemployed
Other

Do you own a business? (yes/no checkboxes)
Yes
         Nbr of: Full-time employees
         Nbr of Part-time employees
No

Associated with NASD firm? (checkboxes)
Yes
         Firm
No

Section B - Financial Suitability Information

Prior Investment Experience (None, Less than 5 years, 5+ years checkboxes)
Bank Savings, CD's,
Money Market Funds
Stocks or Equity
Bonds or Fixed Income
Mutual Funds
Variable Annuities / Life
Other -

Annual Household (checkboxes)
Under $20,000
$20,001 - $35,000
$35,001 - $50,000
$50,001 - $75,000
$75,001 - $100,000
More than $100,000

Assets - Excluding this purchase (dollar amounts)
Cash / CDs
Stocks / Bonds
Mutual Funds
Business
Residence (equity)
Insurance (cash value)
Deferred Annuities
Other -
         Other Description
Total Assets
Liquid Net Worth

Section C - Investment Information - For This Purchase Only

Purpose (checkboxes)
Retirement
Other
         Other Description

Source of Funds (checkboxes)
Current Income
AAL Mutual Fund
Other Company
Mutual Fund
Loans
Gift / Inheritance
Death Proceeds
Sale of Other Investment
Savings / Checking / CD
Pension / IRA - AAL
Pension / IRA - Other Company
Not Pension - Other Company
Not Pension - AAL
Other
         Other Description

Risk Tolerance - Check the number below that corresponds with the level of risk you are willing to accept. (checkboxes)
Low - 1 2 3 4 5 6 7 8 9 10 - High

CDs                     Utility and Blue        Small Company / Emerging                Precious Metals
Savings Accounts        Chip Stocks             Growth Securities                       Oil and Gas
Money Market Funds      and Bonds               International / Global Securities       Drilling
                                                High Yield Securities
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Section D - Other Information (checkboxes followed by explanation text)

Are you replacing a Variable Annuity contract? (yes/no checkboxes)
Yes
         Indicate the reason for the exchange of contract and provide allocation information on the contract being replaced.
No

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Application For Variable Annuity With
Aid Association For Lutherans (AAL),
A Fraternal Benefit Society, Appleton, WI 54919

Juvenile - New Business (checkbox)
Adult - New Business (checkbox)

Section 1 - Replacement

Is this certificate intended to replace any part of, or all of, another company's contract? (yes/no checkbox)
Is this certificate intended to replace any part of, or all of, an AAL certificate? (yes/no checkbox)
Is this a 1035 exchange? (yes/no checkbox)

Section 2 - Proposed Annuitant

Name (print title, first, middle, last, and suffix name, as applicable)
Social Security number
Date of birth (mo/day/yr)
Sex
Residence state

Section 3 - Proposed Applicant / Controller - If Juvenile Application

Name (print title, first, middle, last, and suffix name, as applicable)
Social Security number
Date of birth (mo/day/yr)
Sex
Relationship to annuitant
Residence state

Section 4 - Proposed Third Party Owner

Type of application:
Third Party (checkbox)
         Reason
Advanced Marketing (checkbox)
         Reason

Type of owner:
Individual (checkbox)
Multiple individuals (checkbox)
Other (checkbox)
         Other Description

Name (print title, first, middle, last, and suffix name, as applicable)
Relationship to annuitant
Relationship to member
Date of birth (mo/day/yr)
Percentage of common ownership * %
Residence state

Complete additional names if multiple owners.
Multiple owners shall be:
Joint owners (checkbox)
Common owners (checkbox)
Name (print title, first, middle, last, and suffix name, as applicable)
Relationship to annuitant
Relationship to member
Date of birth (mo/day/yr)
Percentage of common ownership * %
Residence state

Name (print title, first, middle, last, and suffix name, as applicable)
Relationship to annuitant
Relationship to member
Date of birth (mo/day/yr)
Percentage of common ownership * %
Residence state

Name (print title, first, middle, last, and suffix name, as applicable)
Relationship to annuitant
Relationship to member
Date of birth (mo/day/yr)
Percentage of common ownership * %
Residence state

Name (print title, first, middle, last, and suffix name, as applicable)
Relationship to annuitant
Relationship to member
Date of birth (mo/day/yr)
Percentage of common ownership * %
Residence state

* Complete only if multiple owners with common ownership. If none indicated, percentage will be equal.
Joint ownership is always equal.

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Authorized person(s) / trustee(s) who can sign on behalf of the trust:
1.
2.
3.
4.

Section 5 - Proposed Member Information (Complete only for Advanced Marketing)

Advanced Marketing member name
Relationship of member to annuitant

Section 6 - Flexible Premium Deferred Variable Annuity - Product Information

Initial Premium (checkbox)
$ (amount)
Billed Premium (checkbox)
$ (amount)

Premium Allocations: Must total 100% and be in whole numbers.
(Table consist of 16 rows and 3 columns with Subaccount Name, Initial %, Billed % columns)

Plan Type: (checkboxes)
Regular Annuity - Not Pension
IRA
IRA - Spousal
IRA - Direct Rollover
IRA - Regular Rollover
IRA - Transfer
Roth IRA - Contributory
Roth IRA Rollover / Transfer - Contributory
Roth IRA Rollover / Transfer - Conversion
Roth IRA - Conversion
Self Employed - Money Purchase
Self Employed - Profit Sharing
Other
         Description
SIMPLE - IRA
TSA
TSA - Transfer
Corporate - Profit Sharing
Corporate - Money Purchase
SEP

Automatic Payouts Option:
Yes (checkbox)
No (checkbox)

Dollar Cost Averaging:
Yes (checkbox)
No (checkbox)

Telephone Authorization:
Yes (checkbox)
No (checkbox)

By checking ' Yes' above, the applicant agrees and understands as follows:

1. AAL is authorized to accept and act upon telephone instructions from me for the following purposes; transfer of accumulated values among account options, address changes, changes in allocation of premiums, premium payment instructions, and any other transactions made available by AAL for telephone transfer. Any transfers shall be made on the basis of unit values next determined following AAL's receipt of instructions in proper order.

2. AAL may refuse telephone instructions if the caller cannot provide proper identification of person or account. Without prior disclosure, AAL may record any telephone conversation containing such instructions. If AAL acts in good faith upon the telephone instruction, AAL (and any affiliate or agent ) will not be liable for any loss, expense or cost arising out of any telephone instruction.

3. AAL may modify, suspend, or discontinue this privilege at any time without prior notice. The privilege is subject to terms of the certificate, the current prospectus, and any other rules enacted by AAL. This authorization is valid until written cancellation notice signed by the owner is received by AAL. All terms are binding on my agents, heirs, and assigns.

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Section 7 - Premium / Billing Information
Initial Premium paid by:

(Table has 2 columns Type and dollar amounts)
Values of Type Column:
Check / Money Order
Electronic First Premium (EFP)
Internal Rollover / Transfer / 1035 Exchange
External Rollover / Transfer / 1035 Exchange
Loan
Complete Withdrawal / Surrender
Surplus Refunds
Partial Withdrawal
Employer
CD Transfer
Other
         Other Description
Total Initial Premium Amount

First tax year
         Amount (dollar listed)
         Tax year
Second tax year
         Amount (dollar listed)
         Tax year

Premium Billing - Type of billing:
Regular Billing - Send to special (checkbox)
         Yes (checkbox)
         No (checkbox)

MCA - First MCA withdrawal expected (checkbox)
         Date
         Add to existing MCA
         MCA account number

Combined Billing - Add to existing Combined Billing (checkbox)
         Combined Billing Account number

Government allotment (checkbox)

Frequency of billing:
Annual (checkbox)
Semi-Annual (checkbox)
Quarterly (checkbox)
Monthly (checkbox)
Bi-weekly (checkbox)
Less than 12 months (checkbox)
         First month for no payment
         Resume payment month

Name (print title, first, middle, last, and suffix name, as applicable)

Address (Street, RR, or box no.)
City
ZIP
Code State

Section 8 - Special Requests

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Section 9 - Beneficiary Designation

If you are completing the application on paper, complete a
beneficiary designation form printed from the Forms System.

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Section 10 - Agreement And Authorization

I understand and agree that:

1. I have personally read (or had read to me) and verified all statements and answers provided to the AAL representative as part of this application, which includes 1) New Account information, and 2) variable annuity application.
2. This application will become part of the variable annuity contract.
3. No change in this application shall be made without my written consent.
4. No representative of AAL is authorized to change or waive any terms of this agreement or to make any promises or representations other than those contained in this agreement.
5. AAL reserves the right to allocate premium payments to the money market subaccount until the expiration of the free look period in those states that require a full refund of premium during the free look period. More detailed information on the allocation of premium payments during the free look period is contained in the prospectus.
6. Under the annuity contract applied for, the Accumulated Value and Death Proceeds when based on the performance of the Variable Account, are not guaranteed as to dollar amount (subject to the minimum death benefit).
7. I have received and reviewed the current prospectus for the AAL Variable Annuity and underlying mutual funds.

I understand the provisions of the prospectus and agree to its terms.

I have read (or have had read to me) the statements and answers made on this application. The signature below applies to all sections and statements on this application.

Signed at
City
State

Signature of proposed annuitant (applicant / controller
if under age 16) / Date signed (mo/day/yr)

Signature of member / Date signed (mo/day/yr)

Signature of owner / Date signed (mo/day/yr)

Signature of owner / Date signed (mo/day/yr)

Signature of owner / Date signed (mo/day/yr)

Signature of owner / Date signed (mo/day/yr)

Signature of owner / Date signed (mo/day/yr)

Caution: If your answers on this application are incorrect or untrue, AAL may have the right to deny benefits or rescind your certificate.

I certify that I have asked all questions and recorded all answers as they were given to me and reviewed these with the proposed annuitant.

To the best of my knowledge, the certificate applied for  is (checkbox)  is not (checkbox) intended to replace any part of, or all of, another contract.

Signature of AAL representative Date signed (mo/day/yr)

DR name / Code number / ID

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Section 11 - Representative's Information

1. (a) Do you claim production credit on an assigned congregation basis? (yes/no checkbox)
       If No, explain -
       Complete only if you are the servicing representative but not the DR of the branch listed.
                  Reason for override
                  Service override number
   (b) Should the application credit be split? If yes, list split below and give reason.

       (table consists of 4 rows and 2 columns: Agent Identification Number and Split Percent*)
       * Note: The total split percent must equal 100%.

   (c) Reason for credit split - Description

2. (a) Does the proposed annuitant have any other applications pending or being submitted other than this application? (yes/no checkbox)
       If Yes, list below.

   (b) Does any other family member have applications pending with AAL? If Yes, list below.

       (table consists of 4 rows and 3 columns: Name, Date Applied, and Plan)

3. Will this application be electronically transmitted? (yes/no checkbox)

Additional Details

To the best of my knowledge and belief:
Required disclosures, Buyer's Guide, Prospectus, and Receipt Of Payment were left with the proposed annuitant.

Signature of AAL representative / Date signed (mo/day/yr)

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